Exhibit 107

Calculation of Filing Fee Tables

Form S-1

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(Form Type)

 Silver Sustainable Solutions Corp.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Units, each consisting of one share of Class A common stock, $0.0001 par value, one-half of one redeemable warrant, and one right to acquire one-tenth of one share of Class A common stock	Rule 457(a)	28,750,000 Units(1)	$10.00	$287,500,000	0.00000927(4)	$26,651.25
Fees to Be Paid	Equity	Shares of Class A common stock included as part of the units(3)	Rule 457(a)	28,750,000 Shares	—	—		—
Fees to Be Paid	Other	Redeemable warrants included as part of the units(3)	Rule 457(g)	14,375,000 Warrants	—	—		—
Fees to Be Paid	Equity	Rights included as part of the units	Rule 457(a)	28,750,000 Rights	—	—		—
Fees to Be Paid	Equity	Shares of Class A common stock underlying the rights included as part of the units	Rule 457(a)	2,875,000 Shares	$10.00	$28,750,000	0.00000927(4)	$2,665.13
Fees to Be Paid	Equity	Shares of Class A common stock underlying warrants included as part of the units	Rule 457(a)	14,375,000 Shares	$11.50	$165,312,500	0.00000927(4)	$15,324.47
	Total Offering Amounts					$481,562,500		$44,640.85
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$44,640.85

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(2)	Includes 3,750,000 units, consisting of 3,750,000 shares of Class A common stock, 1,875,000 redeemable warrants, and 3,750,000 rights to acquire one-tenth of one Class A common stock upon the consummation the initial business combination, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g) under the Securities Act.